SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549




                                  FORM 8-K



                               CURRENT REPORT




                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported) December 22, 1995




                           WESTERN RESOURCES, INC.
           (Exact Name of Registrant as Specified in Its Charter)




             KANSAS                      1-3523              48-0290150
(State or Other Jurisdiction of       (Commission             (Employer
Incorporation or Organization)        File Number)        Identification No.)



   818 KANSAS AVENUE, TOPEKA, KANSAS                                66612
(Address of Principal Executive Offices)                         (Zip Code)




   Registrant's Telephone Number Including Area Code (913) 575-6300

                           WESTERN RESOURCES, INC.


Item 5.  Other Events

      Western Resources, Inc. has agreed to acquire 15.4 million shares of ADT Limited common stock held by Laidlaw Inc. for approximately $215 million.

      The following press release was issued on December 22, 1995.

             WESTERN RESOURCES ACQUIRES INTEREST IN ADT LIMITED

      TOPEKA, Kansas, December 22, 1995 -- Western Resources today announced an agreement to acquire 15.4 million shares -- or 11.7% -- of ADT Limited common stock held by Laidlaw Inc. ADT is the nation's largest provider of monitored security services. This acquisition will make Western Resources one of the largest shareholders of ADT.

      Western Resources said the agreement with Laidlaw also includes an option to acquire an additional 15.4 million shares.

      "We are pleased to have an opportunity to acquire this interest in ADT," said John E. Hayes, Jr., Western Resources chairman of the board, president, and chief executive officer. "ADT has a proven track record of delivering excellent service to its customers while building shareholder value."

      Hayes said Western Resources plans to propose to ADT the possibilities of jointly marketing Western Resources' Westar energy products and services through ADT's network of more than 200 sales offices throughout North America, the United Kingdom, and Europe. Westar energy products include back-up power systems, appliance repair options, and a comprehensive array of environmental and energy management programs.

      Hayes said the ADT stock acquisition is part of Western Resources' growth strategy. Western Resources seeks to invest in businesses which have attractive natural revenue growth, complement existing energy business lines, and which over time, may yield an opportunity to work with others to provide a branded identity for marketing additional products and services.

      Western Resources' ADT announcement is the third in a series of security-related transactions. In December, the company acquired Mobilfone Security, and in November, it acquired the commercial and residential security service business of Communications & Signaling, Inc.

      ADT, headquartered in Boca Raton, Florida, reported operating revenues of $1.5 billion for the 12 months ending September 30, 1995. ADT operates in 44 states with more than one million security service customers.

      The transaction, estimated at $215 million, is expected to close in early 1996 and is subject to necessary approvals.

      Western Resources (NYSE:WE) is a diversified energy company. Its utilities, operating in Kansas and Oklahoma, provide natural gas service to approximately 650,000 customers and electric service to approximately 600,000 customers. Through its non-regulated subsidiaries, Westar Business Services, Westar Consumer Services, and Westar Capital, energy-related products and services are developed and marketed in the continental U.S., and offshore.

      For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com

                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                             Western Resources, Inc.




Date   December 22, 1995             By             S. L. Kitchen
                                       S. L. Kitchen, Executive Vice President
                                             and Chief Financial Officer



Date   December 22, 1995             By          Jerry D. Courington
                                                 Jerry D. Courington,
                                                      Controller